Exhibit 99.1

IntelGenx Announces Development and Commercialization Agreement with Par Pharmaceutical, Inc.

SAINT LAURENT, QUEBEC, December 21, 2011 - IntelGenx Corp. (TSX VENTURE: IGX) (OTCBB: IGXT) ("IntelGenx") today announced that it has entered into a co-development and commercialization agreement with Par Pharmaceutical, Inc. (“Par”) for a new product utilizing one of IntelGenx’ proprietary oral drug delivery platforms. Product description and financial terms were not disclosed.

Under the terms of the agreement, Par has obtained certain exclusive rights to market and sell IntelGenx' product in the USA. In exchange IntelGenx will receive upfront and milestone payments, together with a share of the profits of commercialization. Par also has a right of first refusal to obtain the exclusive commercialisation rights for an additional new product utilizing one of IntelGenx’ proprietary drug delivery platforms.

“We are pleased to have expanded our pipeline through a partnership with such a significant drug developer and distributor as Par,” commented Dr. Horst Zerbe, President and CEO of IntelGenx. “We see the completion of this deal as further validation of our oral delivery platforms and our ability to attract high quality alliances and partnerships.”

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' research and development pipeline includes products for the treatment of severe depression, hypertension, erectile dysfunction, benign prostatic hyperplasia, migraine, insomnia, bipolar disorder, idiopathic pulmonary fibrosis, allergies and pain management. More information is available about the company at www.intelgenx.com.

About Par:

Par Pharmaceutical, Inc. is a wholly owned subsidiary of Par Pharmaceutical Companies, Inc. Through its two operating divisions, Par Pharmaceutical and Strativa Pharmaceuticals, it develops, manufactures and markets higher-barrier-to-entry generic drugs and niche, innovative proprietary pharmaceuticals. For press releases and other company information, visit http://www.parpharm.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTC Bulletin Board has neither approved nor disapproved the contents of this press release.

CONTACT:
Dr. Horst G. Zerbe,
President and CEO
IntelGenx Technologies Corp.
T: +1 514-331-7440 (ext. 201)
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com